Exhibit 99.1

PORTMAN RIDGE FINANCE CORPORATION ANNOUNCES STOCKHOLDER PAYMENT RECORD DATE, PAYMENT DATE AND PAYMENT AMOUNT PER SHARE IN CONNECTION WITH EXTERNALIZATION TRANSACTION CLOSING

NEW YORK, NEW YORK, April 1, 2019 – Portman Ridge Finance Corporation (“Portman Ridge” or the “Company”) (NASDAQ: PTMN) (f/k/a KCAP Financial, Inc.) today announced the closing of the previously announced externalization transaction (the “Closing”) with BC Partners Advisors, L.P. (“BCP”). As a result of the Closing, March 29, 2019 has been set as the record date (the “Record Date”) for the $25.0 million cash payment by an affiliate of BCP to the Company’s stockholders (the “Stockholder Payment”). The payment date for the Stockholder Payment is April 1, 2019 (the “Payment Date”), on which an affiliate of BCP will pay a $0.669672 cash payment per share of the Company’s common stock directly to the holders of record of the Company’s common stock (other than the Company or subsidiaries of the Company or BCP) as of the Record Date.

Shares of the Company’s common stock will trade with “due bills” after the Record Date, representing an assignment of the right to receive the Stockholder Payment through and including the Payment Date.  Stockholders who sell their shares of the Company’s common stock on or before the Payment Date will not be entitled to receive the Stockholder Payment.

On April 2, 2019, the Company's common stock, which trades on the NASDAQ Global Select Market, will cease trading under the ticker symbol “KCAP” and commence trading under the ticker symbol “PTMN”.

About Portman Ridge Finance Corporation

Portman Ridge Finance Corporation (NASDAQ: PTMN) is a publicly traded, externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. Portman Ridge Finance Corporation’s middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. PTMN’s investment activities are managed by its investment adviser, Sierra Crest Investment Management LLC, an affiliate of BCP. For more information, visit portmanridge.com.

About BC Partners Advisors L.P. and BC Partners Credit

 BC Partner LLP (“BC Partners”) is a leading international investment firm with over $24 billion of assets under management in private equity, private credit and real estate strategies. Established in 1986, BC Partners has played an active role in developing the European buyout market for three decades. Today, BC Partners executives operate across markets as an integrated team through the firm's offices in North America and Europe. Since inception, BC Partners has completed 108 private equity investments in companies with a total enterprise value of €135 billion and is currently investing its tenth private equity fund. For more information, please visit www.bcpartners.com.

1

BC Partners Credit was launched in February 2017 and has pursued a strategy focused on identifying attractive credit opportunities in any market environment and across sectors, leveraging the deal sourcing and infrastructure made available from BC Partners.

Cautionary Statement Regarding Forward-Looking Statements

Cautionary Statement Regarding Forward-Looking Statements: This communication contains “forward-looking” statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include those risk factors detailed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on June 1, 2018 and in the Company’s reports filed with the SEC, including the Company’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC.

Any forward-looking statements speak only as of the date of this communication. The Company does not undertake any obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Contact

Portman Ridge Finance Corporation

650 Madison Avenue, 23rd floor

New York, NY 10022

info@portmanridge.com

       *       *       *

2